Exhibit 99.1

GAP INC. REPORTS MARCH SALES RESULTS

Company Reaffirms Full-Year Earnings per Share Guidance of $2.90 to $2.95 for Fiscal 2014

SAN FRANCISCO – April 10, 2014 – Gap Inc. (NYSE: GPS) today reported net sales of $1.51 billion for the five-week period ended April 5, 2014. Gap Inc.’s comparable sales for March 2014 were down 6 percent versus a 1 percent decrease last year.

“While March performance has been challenging, we remain confident in the opportunities ahead,” said Glenn Murphy, chairman and chief executive officer, Gap Inc. “We are pleased to reaffirm our full-year EPS guidance range.”

March Comparable Sales Results
Comparable sales by global brand for March 2014 were as follows:

•	Gap Global: negative 7 percent versus flat last year

•	Banana Republic Global: negative 4 percent versus positive 1 percent last year

•	Old Navy Global: negative 7 percent versus negative 2 percent last year

As the company noted last month, the Easter holiday is in April this year versus March last year. Given this shift in peak spring selling weeks, the company expected March to be negatively impacted.

The company expects gross margins for the first quarter of fiscal year 2014 to be below the prior year by more than the year-over-year decline in the fourth quarter of fiscal year 2013. In addition, given ongoing expense management, the company expects first quarter fiscal year 2014 operating expenses to be flat to last year.

The company reaffirmed its previous full-year earnings per share guidance range of $2.90 to $2.95 for fiscal 2014.

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:00 p.m. Pacific Time on April 10, 2014 and available for replay until 1:00 p.m. Pacific Time on April 18, 2014.

April Sales
The company will report April sales on May 8, 2014.

Forward-Looking Statements
This press release and related sales recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	gross margins for the first quarter of fiscal year 2014;

•	operating expenses for the first quarter of fiscal year 2014;

•	earnings per share for fiscal year 2014;

•	the impact of the later Easter holiday timing; and

•
opportunities for the balance of fiscal year 2014, including improving traffic trends, meaningful progress in aligning inventory with sales, benefits from our supply chain initiatives, and managing expenses.

Exhibit 99.1

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risks to the company’s business, including our costs and supply chain, associated with global sourcing and manufacturing;

•	the risk that the company will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results;

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations; and

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of April 10, 2014. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,100 company-operated stores, over 350 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
press@gap.com